Exhibit 99.1

For Immediate Release	Contact: Melissa H. Anderson
Vice President, Human Resources
June 15, 2007	(919) 774-6700

THE PANTRY NAMES FRANK G. PACI CHIEF FINANCIAL OFFICER

Sanford, North Carolina, June 15, 2007—The Pantry, Inc. (NASDAQ: PTRY), the leading independently operated convenience store chain in the southeastern U.S., today announced that it has named Frank G. Paci as its new Chief Financial Officer, effective July 2, 2007. He will replace Daniel J. Kelly, who recently announced his intent to retire from The Pantry, effective November 2007.

Mr. Paci, 49, joins The Pantry from Blockbuster Inc., where he was Executive Vice President and had varying responsibilities including Finance & Accounting, Strategic Planning and Business Development. Before joining Blockbuster in 1999, he was with Yum! Brands where he served for three years as Vice President in charge of Pizza Hut’s “nontraditional location” business, and later in Strategic Planning. Prior to that, Mr. Paci was with Burger King Corp. in a variety of roles for seven years. Early in his career, he was also with Pillsbury Co. and General Nutrition Centers, Inc. He received his B.A. degree in Economics from Yale University, and holds an MBA from the University of Pittsburgh’s Katz School of Business.

Peter J. Sodini, Chairman and Chief Executive Officer of The Pantry, said, “We are delighted to welcome Frank to The Pantry’s management team. He brings with him a broad range of experience in finance and strategic planning with several large public companies. In addition, he has spent virtually all of his career in the specialty retailing and quick service restaurant industries, both of which are highly relevant to the convenience store business. We believe this remarkable combination of professional experience and industry knowledge will enable Frank to bring a truly unique perspective to his new role as The Pantry’s CFO.”

About The Pantry

Headquartered in Sanford, North Carolina, The Pantry, Inc. is the leading independently operated convenience store chain in the southeastern United States and one of the largest independently operated convenience store chains in the country, with revenues for fiscal 2006 of approximately $6.0 billion. As of April 19, 2007, the Company operated 1,638 stores in eleven states under select banners, including Kangaroo Express(SM), its primary operating banner. The Pantry’s stores offer a broad selection of merchandise, as well as gasoline and other ancillary services designed to appeal to the convenience needs of its customers.

Safe Harbor Statement

Statements made by the Company in this press release relating to future plans, events, or financial performance are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially from the results and events anticipated or implied by such forward-looking statements. Any number of factors could affect actual results and events, including, without limitation: the ability of the Company to take advantage of expected synergies in connection with acquisitions; the actual operating results of stores acquired; the ability of the Company to integrate acquisitions into its operations; fluctuations in domestic and global petroleum and gasoline markets; realizing expected benefits from our fuel supply agreements; changes in the competitive landscape of the convenience store industry, including gasoline stations and other non-traditional retailers located in the Company’s markets; the effect of national and regional economic conditions on the convenience store industry and the markets we serve; the effect of regional weather conditions on customer traffic; financial difficulties of suppliers, including our principal suppliers of gas and merchandise, and their ability to continue to supply our stores; environmental risks associated with selling petroleum products; governmental regulations, including those regulating the environment; and acts of war or terrorist activity. These and other risk factors are discussed in the Company’s Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release are based on the Company’s estimates and plans as of June 15, 2007. While the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.